    As filed with the Securities and Exchange Commission on December 30, 1999

                                                     Registration No. 333-22197
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                           ACACIA RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)
                               -------------------

               Delaware                                  95-4405754
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)

                              55 South Lake Avenue
                           Pasadena, California 91101
                                 (626) 396-8300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------

               ACACIA RESEARCH CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                              KATHRYN KING-VAN WIE
                              55 SOUTH LAKE AVENUE
                           PASADENA, CALIFORNIA 91101
                                 (626) 396-8300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                             D. STEPHEN ANTION, ESQ.
                              O'MELVENY & MYERS LLP
                            1999 AVENUE OF THE STARS
                                    7TH FLOOR
                       LOS ANGELES, CALIFORNIA 90067-6035
                                 (310) 553-6700
                               -------------------


No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement No. 333-22197. Therefore, no further registration fee is required.

The Exhibit Index for this Post-Effective Amendment follows the signature page.
===============================================================================

                           ACACIA RESEARCH CORPORATION

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (this "Amendment") to that certain Registration Statement on Form S-8 (File No. 333-22197, the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by Acacia Research Corporation, a Delaware corporation ("Acacia Delaware" or the "Company"), which is the successor to Acacia Research Corporation, a California corporation ("Acacia California"), following a statutory merger effective on December 28, 1999 (the "Merger") for the purpose of changing Acacia California's state of incorporation. Prior to the Merger, Acacia Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Acacia Delaware succeeded by operation of law to all of the assets and liabilities of Acacia California. The Merger was approved by the shareholders of Acacia California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Pursuant to Rule 416 under the Securities Act, the number of shares covered by the Registration Statement was automatically increased from 250,000 shares to 500,000 shares as a result of the Company's 2-for-1 stock split in June 1998. Except as modified by this Amendment, Acacia Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Acacia California and Acacia Delaware are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13 of the Exchange Act;

         (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, June 30, 1999 and March 31, 1999 filed pursuant to Section 13 of the Exchange Act;

         (c) Current Reports on Form 8-K event dates April 29, 1997, July 6, 1997, January 27, 1998, April 2, 1998 and
                  December 28, 1999 filed pursuant to Section 13 of the Exchange Act;

         (d) The description of the Common Stock contained in Amendment No. 2 to Form 8-A on Form 8-A/A filed December 30, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

         The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (iv) transactions in which the director received an improper personal benefit.

         The Company's Bylaws (the "Bylaws") provide for the indemnification to the fullest extent permitted by applicable law of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his or her current or past service to the Company, against all liability and loss suffered and expenses (including attorney' fees) reasonably incurred by such person.

         The Company plans to enter into agreements (the "Indemnification Agreements") with each of the directors and executive officers of the Company pursuant to which the Company has agreed to indemnify such director or executive officer from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by such director or executive officer in or arising out of such person's capacity as a director or executive officer of the Company or any other corporation of which such person is a director at the request of the Company to the maximum extent provided by applicable law. In addition, such director or executive officer will be entitled to an advance of expenses to the maximum extent authorized or permitted by law.

         To the extent that the Board of Directors or the stockholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Certificate of Incorporation, such repeal or limitation may not be effective as to directors and executive officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future directors of the Company.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         See the attached Exhibit Index that follows the signature page.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                          (i)      To include any prospectus required by
                                   Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on the 30th day of December, 1999.

                                                  By:   /s/ Paul R. Ryan
                                                        ---------------------
                                                        Paul R. Ryan
                                                        President and
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Paul R. Ryan, R. Bruce Stewart and Kathryn King-Van Wie his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and this Post-Effective Amendment No. 1 to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                        Date
              ---------                                       -----                        ----
                 *
--------------------------------              Director, President and Chief           December 30, 1999
Paul R. Ryan                                  Executive Officer (Principal
                                              Executive Officer)

/s/ Peter Frank
--------------------------------              Chief Financial Officer (Principal      December 30, 1999
Peter Frank                                   Financial Officer)

/s/ Mary Rose Colonna
--------------------------------              Controller (Principal Accounting        December 30, 1999
Mary Rose Colonna                             Officer)


                 *
--------------------------------              Chairman of the Board                   December 30, 1999
R. Bruce Stewart



--------------------------------              Director
Thomas B. Akin


                 *
--------------------------------              Director                                December 30, 1999
Fred A. de Boom


                 *
--------------------------------              Director                                December 30, 1999
Edward W. Frykman

*By: /s/ R. Bruce Stewart
     ---------------------------
         R. Bruce Stewart
         Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

   4.1            Acacia Research Corporation 1996 Stock Option Plan (1)

   5.1            Opinion of O'Melveny & Myers LLP (opinion re legality)

   23.1 Consent of PricewaterhouseCoopers LLP (consent of independent accountants)

   23.2           Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)

   24.1           Powers of Attorney (1)(2)

         (1) Previously filed with the initial Registration Statement on Form S-8 on February 2, 1997 (SEC File No. 333-22197).

         (2)      Filed herewith on page S-1.